EXHIBIT 99.3

Third-Quarter 2002 Financial Results Oct. 30, 2002

Certain statements contained in this presentation, such as statements concerning the company's anticipated financial results, current and future product performance, regulatory approvals, currency impact, business and financial plans and other non-historical facts are "forward-looking statements." These statements are based on current expectations and currently available information. However, since these statements are based on factors that involve risks and uncertainties, the company's actual performance and results may differ materially from those described or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, among others: fluctuations in exchange rates and other developments related to foreign currencies and economies; increased generic and branded competition for the company's Roundup herbicide; the accuracy of the company's estimates and projections, for example, those with respect to product returns and grower use of our products and related distribution inventory levels; the effect of weather conditions and commodity markets on the agriculture business; the success of the company's research and development activities and the speed with which regulatory authorizations and product launches may be achieved; domestic and foreign social, legal and political developments, especially those relating to agricultural products developed through biotechnology; the company's ability to continue to manage its costs; the company's ability to successfully market new and existing products in new and existing domestic and international markets; the company's ability to obtain payment for the products that it sells; the company's ability to achieve and maintain protection for its intellectual property; the effects of the company's accounting policies and changes in generally accepted accounting principles; the company's exposure to lawsuits and other liabilities and contingencies, including those related to intellectual property, product liability, regulatory compliance (including seed quality), environmental contamination and antitrust; the company's ability to fund its short-term financing needs; general economic and business conditions; and other risks and factors detailed in the company's filings with the U.S. Securities and Exchange Commission. Undue reliance should not be placed on these forward-looking statements, which are current only as of the date of this presentation. The company disclaims any current intention to revise or update any forward- looking statements or any of the factors that may affect actual results, whether as a result of new information, future events or otherwise. Forward-Looking Statements

Items Affecting Comparability Third Quarter 2002 $(0.07) per share for restructuring Third Quarter 2001 $(0.02) per share for restructuring Year-to-Date 2002 $(0.38) per share for Argentine bad-debt reserve $(0.23) per share for restructuring $(6.93) per share for goodwill impairment $0.08 per share for asset sale in Japan Year-to-Date 2001 $(0.20) per share for restructuring

Financial Summary Third Quarter 2002 Third Quarter 2001 % Change Nine Months 2002 Nine Months 2001 % Change Net Sales $679M $936M (27)% $3,453M $4,253M (19)% Net Income (Loss) $(165M) $(45M) (267)% $(1,754M) $399M NM Diluted EPS $(0.63) $(0.17) (271)% $(6.67) $1.51 NM NM = Not Meaningful

Latin American Actions on Track Actions identified mid-year to reduce risk, increase cash in Latin America are being implemented Higher cash sales in Argentina will reduce full-year sales because of lower prices, but increase cash Receivables lower than originally anticipated Bad-debt reserves expected to be adequate Sales matched to product use, with minimal product in distribution channel Hedging of cash flow effective against Brazilian currency devaluation; U.S. dollar remains Argentina's functional currency Operational changes made in 2002, in conjunction with our customers, reduce future risk to business from further economic uncertainty

Roundup Volumes Year-to-Date vs. 2002 Forecast Roundup Brand - U.S. Roundup Brand -- ROW Millions of gallons * POG (Use) reflects Monsanto estimates Market POG (Use)* 51 49 MON Full-Year 41 37-39 Sales Volumes MON Year-to-Date Not 33 Sales Volumes Provided August 2002 Current 2002 Forecast Forecast August 2002 Current 2002 Forecast Forecast Market POG (Use)* 150 150 MON Full-Year 57 57 Sales Volumes MON Year-to-Date Not 40 Sales Volumes Provided

Factors Affecting Fourth-Quarter Earnings Q4 2002 to be in range of $0.28 to $0.36 per share,* up from $0.09 per share* in Q4 2001 Benefit from $0.08 per share goodwill amortization in Q4 2001 Remaining operational growth from: Incremental sales in U.S. seeds and traits Shift of Latin American sales into Q4 Cost savings * Excluding restructuring in 2001 and 2002, and other special items in 2001.

Free Cash Flow* YTD Is Strong '01 YTD '02 YTD Net income and noncash items 864 643 Working capital and other balance sheet changes -1003 -442 Capital spending and investments -346 -133 Free cash -485 68 $ Millions * Free cash flow is operating cash less investing cash

Investment in Working Capital Has Improved U.S. Argentina Brazil ROW Total Receivables YTD 2001 1415 485 353 618 2871 Receivables YTD 2002 1041 227 223 532 2023 Receivables YTD down $848M on absolute basis Receivables YTD at 43% of trailing 12- months sales; down from 53% in 2001 YTD Brazil and Argentina year-end receivables now targeted at $675M to $700M vs. $1,000M year-end 2001 $ Millions